Exhibit 99.1

ACM

Anton Collins Mitchell LLP

Accountants & Consultants

Accountant's Statement

July 14, 2015

The U.S. Borax Inc. 401(k) Savings and Retirement Contribution Plan for Represented Employees (the “Registrant”) has furnished us with a copy of Amendment No. 1 to its “Notification of Late Filing” on Form 12b-25 originally filed on June 30, 2015 (the “Form”).

We hereby advise you that we have read the statements made by the Registrant in Part III of its filing on the  Form and agree with the statements made herein.

/s/ Anton Collins Mitchell LLP